Exhibit 99.1

Aditxt Announces Closing of $17.4 Million Firm Commitment Public Offering of Common Stock and Warrants

Aditxt, Inc. (“Aditxt”, or the “Company”) (Nasdaq: ADTX), a biotech innovation company with a mission to improve the health of the immune system, announced today the closing of its previously announced underwritten public offering of 16,575,000 units, consisting of shares of its common stock and warrants to purchase up to 16,575,000 shares of its common stock at a public offering price of $1.05 per unit, for aggregate gross proceeds of $17,403,750, prior to deducting underwriter discounts, commissions, and other offering expenses. Units were not issued or certificated. The shares of common stock and warrants were issued separately. The warrants permit the holder to purchase one share of common stock at an exercise price of $1.15 per share and expire five years after the date of issuance. The underwriter has a 45-day option to purchase up to 2,486,250 additional shares of common stock and/or warrants to purchase up to an aggregate of 2,486,250 shares of common stock, on one or more occasions and in any combinations thereof, from us at the public offering price, less the underwriting discounts and commissions. The underwriter exercised the over-allotment option with respect to the warrants to purchase up to an aggregate of 2,486,250 shares of common stock, which exercise also has closed. The underwriter continues to hold a 45-day option to purchase up to 2,486,250 additional shares of common stock.

Dawson James Securities, Inc. is acting as sole book-running manager for the offering. Sheppard Mullin acted as counsel to Aditxt, and Schiff Hardin acted as counsel to the underwriter.

The offering of the common stock described above was made pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-257645), that was previously filed with the Securities and Exchange Commission ("SEC") and declared effective by the SEC on July 13, 2021, and the base prospectus contained therein. Such shares of common stock were offered by means of a prospectus, including a prospectus supplement. A prospectus supplement and accompanying prospectus related to the offering of common stock was filed with the SEC and will be available on the SEC's website located at http://www.sec.gov . Copies of the prospectus supplement and the accompanying prospectus relating to the offering of common stock may be obtained, when available, by contacting Dawson James Securities, Inc., Attention: Prospectus Department, 101 North Federal Highway, Suite 600, Boca Raton, FL, 33432, cwachowiz@dawsonjames.com or toll free at 866.928.0928.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor were there any sales of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Aditxt

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming. Aditxt's immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. Aditxt's immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. For more information, please visit: www.aditxt.com .

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements in this press release include, without limitation, the ability of the Company to close the offering. Forward-looking statements include statements regarding the Company's intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company's ongoing and planned product and business development; the Company's intellectual property position; the Company's ability to develop commercial functions; expectations regarding product launch and revenue; the Company's results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:

Aditxt, Inc.

ir@aditxt.com